FRIEDMAN
ALPREN &                                                  1700 BROADWAY
GREEN LLP                                                 NEW YORK, NY 10019
CERTIFIED PUBLIC ACCOUNTANTS                              212-582-1600
AND CONSULTANTS                                           FAX 212-265-4761
                                                          www.nyccpas.com





                                        May 9, 2000



Securities and Exchange Commission 450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

     We have read and agreed with the comments in Item 4 of the Form 8-K as filed on May 1, 2000 and Form 8-K Amendment 1 expected to be filed on May 9, 2000 of Internet Cable Corporation (Commission File Number 000-26011).

                                        Very truly yours,


                                        Friedman Alpren & Green LLP





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


FRIEDMAN
ALPREN &                                                  1700 BROADWAY
GREEN LLP                                                 NEW YORK, NY 10019
CERTIFIED PUBLIC ACCOUNTANTS                              212-582-1600
AND CONSULTANTS                                           FAX 212-265-4761
                                                                 www.nyccpas.com




                                        May 9, 2000



Mr. William Walsh
Chief Financial Officer
Internet Cable Corporation
1463 Dunwoody Drive
West Chester, PA  19380

Dear Mr. Walsh:

     This is to confirm that the client-auditor relationship between Internet Cable Corporation (Commission File Number 000-26011) and Friedman Alpren & Green LLP has ceased.

                                        Very truly yours,




                                        Friedman Alpren & Green LLP











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cc: Office of The Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 9-5
    450 Fifth Street, N.W.
    Washington D.C.  20549